Exhibit 10.1

P.O. Box 4000, Route 206 & Province Line Road, Princeton, NJ 08543-4000

SENT BY OVERNIGHT COURIER

March 31, 2009

ABT Holding Company
c/o Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115
Attention: President

Re:	Amendment to the Extended Collaboration and License Agreement between Athersys, Inc. and Bristol-Myers Squibb Company effective January 1, 2006.

Dear Sir or Madam:

This letter agreement (this “Letter Amendment”), effective as of the date set forth above, by ABT Holding Company (“Athersys”), formerly operating as “Athersys, Inc.” prior to a name change related to its 2007 reverse merger with a wholly-owned subsidiary of a public shell company (subsequently renamed Athersys, Inc.), and Bristol-Myers Squibb Company (“BMS”), is intended to set forth the Parties’ mutual understandings with respect to, and hereby amends, that certain Extended Collaboration and License Agreement between the Parties effective January 1, 2006 (the “Extended Agreement”), as set forth herein.

BMS has been working with Athersys under a Research Collaboration and License Agreement since July 1, 2002 to create cell lines that express desired proteins through Random Activation of Gene Expression (RAGE) technology. This original collaboration was extended by way of the Extended Agreement.

The Parties wish to amend and clarify the Extended Agreement as set forth in this Letter Amendment. All capitalized terms not defined in this Letter Agreement shall have the meaning given such term(s) in the Extended Agreement.

In order to fulfill its obligations under the Extended Collaboration, whereby BMS was to propose a minimum of three (3) RAGE-VT cell lines per year over a three year period ending December 31, 2008, both parties agree to extend the period for cell line proposals, as described in Article 2 of the Extended Agreement, an additional year until December 31, 2009. Further, during 2009 in accordance with its obligations under Article 2, BMS will have the responsibility of proposing three (3) RAGE-VT cell lines to Athersys, which could include Counterscreening Cell Lines, with the understanding that BMS will propose at least two (2) RAGE-VT cell lines to Athersys for its review prior to April 30, 2009. A cell line proposed by BMS will be deemed to have been accepted by Athersys upon target approval by Athersys and receipt by Athersys of payment of Sixty Thousand Dollars ($60,000) from BMS

Upon fulfillment of BMS’s above mentioned obligation, Athersys and BMS recognize that BMS shall have fulfilled its obligations to nominate Collaboration Cell Lines under the Extended Agreement. Further, Athersys warrants and represents that, to the extent the personnel, capabilities, technologies and intellectual property rights necessary to make and provide RAGE-VT cell lines are retained by Athersys and available, it will make reasonable efforts to allow BMS to make use of Athersys’s continued services outlined in the Extended Agreement (i.e. the provision of RAGE-VT cell lines) on an as needed basis and without an annual minimum cell line requirement; provided, that Athersys has no obligation to retain personnel, capabilities, technologies and intellectual property for this purpose. For any new cell lines so proposed by BMS prior to December 31, 2011, the prices, milestones, terms, deliverables and any other relevant terms in the Extended Agreement shall apply to such cell lines and the services provided to BMS by Athersys. In the event that Athersys does not have the personnel or operational capabilities to make and provide RAGE-VT cell lines to BMS, it will make reasonable efforts to provide BMS with materials, instructions, and a limited license to enable BMS to produce RAGE-VT cell lines on its own, on financial terms to be agreed upon in good faith by the Parties.

This Letter Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the Parties under the Extended Agreement, except as specifically set forth herein. The Extended Agreement shall continue in full force and effect in accordance with its terms as amended by this Letter Amendment.

This Letter Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of facsimiles or email of pdf copies of the executed Letter Amendment.

* * * signature page follows * * *

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused their duly authorized representatives to execute this Amendment.

Sincerely,

BRISTOL-MYERS SQUIBB COMPANY

/s/ Peter Kramer, Ph.D.
Peter Kramer, Ph.D.
Senior Director, External Science & Technology

Accepted and Agreed by ABT HOLDING COMPANY:

By: /s/ John Harrington            April 7, 2009
Name: John Harrington
Title: Chief Scientific Officer

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